Exhibit 24.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the use in this Registration Statement of NextPath Technologies, Inc. and Subsidiaries of our report dated May 12, 2000 and our report dated May 17, 2000, appearing in the Prospectus, which is part of that Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

CROUCH, BIERWOLF & CHISHOLM


/s/ Crouch, Bierwolf & Chisholm

Salt Lake City, Utah
July 28, 2000